As filed with the Securities and Exchange Commission on February 24, 1999
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             Lowe's Companies, Inc.
             (Exact name of registrant as specified in its charter)

 North Carolina                                                       56-0578072
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation)                                               Identification No.)

                                 P. O. Box 1111
                     North Wilkesboro, North Carolina 28656
                                 (910) 658-4000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             William C. Warden, Jr.
                  Executive Vice President and General Counsel
                             Lowe's Companies, Inc.
                                 P. O. Box 1111
                     North Wilkesboro, North Carolina 28656
                                 (910) 658-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              Lathan M. Ewers, Jr.
                                Randall S. Parks
                                Hunton & Williams
                              951 East Byrd Street
                            Richmond, Virginia 23219
                                 (804) 788-8200


        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box. [   ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, please check the following box. [   ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-42733

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                     Proposed maximum      Proposed maximum
              Title of securities                  Amount being     offering price per    aggregate offering      Amount of
              being registered(1)                 registered(2)          share(2)              price(2)         registration
                                                                                                                     fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.50 per share   . . .      1,034,482            $58.00              $59,999,956           $16,680
===============================================================================================================================

(1) Includes one attached preferred share purchase right per share of Common Stock. Prior to the occurrence of certain events, the preferred share purchase rights will not be exercisable and will not be evidenced separately from the Common Stock.

(2)  Based on the offering price.

                              EXPLANATORY STATEMENT

         This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and includes the Registration Statement facing page, this page, the signature page, an exhibit index, a legal opinion and related consent, an accountant's letter re unaudited interim financial information and an accountant's consent. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-3 (File No. 333-42733) of Lowe's Companies, Inc., including the exhibits thereto, are hereby incorporated herein by reference. Pursuant to Rule 462(b) under the Securities Act, this Registration Statement is to be effective upon filing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Wilkesboro, State of North Carolina, on February 23, 1999.


                                 LOWE'S COMPANIES, INC.
                                          (Registrant)


                                 By: /s/ Kenneth W. Black, Jr.
                                     --------------------------------
                                     Kenneth W. Black, Jr.
                                     Vice President and Corporate Controller


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 23, 1999. Each of the directors and/or officers of Lowe's Companies, Inc. whose signature appears below hereby appoints Robert
L. Tillman, William C. Warden, Jr. and Lathan M. Ewers, Jr., and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Lowe's Companies, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

                Signature                                                  Title
                ---------                                                  -----

         /s/ Robert L. Tillman                                Chairman of the Board, President, Chief Executive
-----------------------------------------                     Officer and Director (Principal Executive Officer)
         Robert L. Tillman


          /s/ Thomas E. Whiddon                               Executive Vice President and Chief Financial
-----------------------------------------                     Officer (Principal Financial Officer)
         Thomas E. Whiddon


          /s/ Kenneth W. Black, Jr.                           Vice President and Corporate Controller
-----------------------------------------                     (Principal Accounting Officer)
         Kenneth W. Black, Jr.


          /s/ William A. Andres                               Director
-----------------------------------------
         William A. Andres


           /s/ John M. Belk                                   Director
-----------------------------------------
         John M. Belk





          /s/ Leonard L. Berry                                Director
-----------------------------------------
         Leonard L. Berry


          /s/ Peter C. Browning                               Director
-----------------------------------------
         Peter C. Browning


          /s/ James F. Halpin                                 Director
-----------------------------------------
         James F. Halpin


          /s/ Carol A. Farmer                                 Director
-----------------------------------------
         Carol A. Farmer


          /s/ Paul Fulton                                     Director
-----------------------------------------
         Paul Fulton


          /s/ Leonard G. Herring                              Director
-----------------------------------------
         Leonard G. Herring


          /s/ Claudine B. Malone                              Director
-----------------------------------------
         Claudine B. Malone


                                                              Director
-----------------------------------------
         Richard K. Lochridge


         /s/ Robert G. Schwartz                               Director
-----------------------------------------
         Robert G. Schwartz


          /s/ Robert L. Strickland                            Director
-----------------------------------------
         Robert L. Strickland

                                  EXHIBIT INDEX



    Exhibit
    Number      Exhibit
    ------      -------
    *1.1        Domestic Purchase Agreement
    *1.2        International Purchase Agreement
     4.1        Rights  Agreement,  dated as of September  8, 1998,  between the
                Company and Wachovia Bank,  N.A.  (incorporated  by reference to
                Exhibit  4.1 to the  registrant's  Current  Report  on Form 8-K, dated September 9, 1998)
     5.1        Opinion of Hunton & Williams
    15.1        Letter of Deloitte & Touche LLP re Unaudited  Interim  Financial
                Information
    23.1        Consent of Deloitte & Touche LLP
    23.2        Consent of Hunton & Williams (included in Exhibit 5.1)
-----------------
* To be filed subsequent to effectiveness of this Registration Statement and incorporated by reference pursuant to a Current Report on Form 8-K.